AMENDMENT
TO THE
SEVENTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
ACADIAN ASSET MANAGEMENT LLC

This Amendment (this “Amendment”) dated as of December 30, 2022 to the Seventh Amended and Restated Limited Liability Operating Agreement of Acadian Asset Management LLC (the “Company”), dated as of February 26, 2018 (the “Agreement”), is made and entered into by and between BrightSphere Affiliate Holdings LLC f/k/a OMAM Affiliate Holdings LLC (“BrightSphere”) and Acadian KELP LP (“KELP”). Capitalized expressions not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

WHEREAS: the Agreement makes references to certain BrightSphere entities which have, following the effective date of the Agreement, changed their legal names, including, OMAM, OM(US)H, and OM Asset Management;

WHEREAS: BrightSphere and the KELP desire to amend the Agreement to reflect the name changes referenced herein;

WHEREAS: Section 6.1(d) of the Agreement provides that, except as otherwise set forth in the Agreement, until December 31, 2022, the approval of a majority of the KELP Managers is required to take certain actions set forth in such Section 6.1(d) (the “KELP Veto Rights”); and

WHEREAS: Section 8.3(c) of the Agreement provides that, until December 31, 2022, the KELP shall have the right to purchase all (or such pro rata share) of the Interests or other assets offered by BSIG or the Company in connection with a Proposed ROFR Sale (the “KELP ROFR Right,” and together with the KELP Veto Rights, the “KELP Rights”); and

WHEREAS: BrightSphere and the KELP desire to amend the Agreement to provide for an extension of the KELP Rights until the earliest of (i) December 31, 2023, (ii) a Liquidity Event, (iii) a sale of BrightSphere Investment Group’s interest in the Company and (iv) a change in control of BrightSphere Investment Group Inc.

NOW THEREFORE, in consideration of the mutual promises and agreements made herein and intending to be legally bound hereby, the parties hereto agree to amend the Agreement as follows:

1.The term “OMAM” shall be deleted and replaced with the term “BrightSphere.”

2.The term “OM(US)H” shall be deleted and replaced with the term “BS Inc.”

3.The term “OM Asset Management” shall be deleted and replaced with the term “BrightSphere Investment Group.”

4.The definition of the term “OM Asset Management” shall be replaced in its entirety with:

““BrightSphere Investment Group” shall mean BrightSphere Investment Group Inc., a     Delaware corporation listed on the New York Stock Exchange”.

5.The first sentence of Section 6.1(d) of the Agreement is hereby replaced in its entirety by the foll    owing:

“Approval Requirements. Subject to Section 6.7 hereof, the Board shall take actions with the approval of a majority of the voting power of the Board in accordance with Section 6.1(b) (the “Consent of the Board of Managers”); provided, that until the KELP Rights Expiration Date (except as provided otherwise in this Section 6.1(d) or the Bonus Plan), the Board may only take action with the approval of a majority of the KELP Managers with respect to: “

6.Article XII shall be amended to add the following:

““KELP Rights Expiration Date” shall mean the earliest of (i) December 31, 2023, (ii) the consummation of a Liquidity Event, (iii) a sale of BrightSphere Investment Group Inc.’s interest (directly or indirectly) in the Company and (iv) a change in control of BrightSphere Investment Group Inc.”

7.The first sentence of Section 8.3(c) of the Agreement is hereby replaced in its entirety with the following:

“Until the KELP Rights Expiration Date, the KELP shall have the right to purchase all (or such pro rata share) of the Interests or other assets offered by BrightSphere Affiliate Holdings LLC (f/k/a OMAM Affiliate Holdings LLC) or the Company to such transferee on the same terms and conditions as BrightSphere Affiliate Holdings LLC or the Company has agreed with such transferee.”

8.As amended by this Amendment, the Agreement constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements and understandings of the parties it being understood and agreed, however, that any provisions of the Agreement not expressly amended by this Amendment shall hereupon and hereafter apply and be construed mutatis mutandis after giving effect to all modifications to the Agreement effected by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BRIGHTSPHERE AFFILIATE HOLDINGS LLC (F/K/A OMAM AFFILIATE HOLDINGS LLC)
By: BrightSphere Inc.
its Sole Member

By:	/s/ Richard Hart
Name: Richard Hart
Title: Chief Legal Officer

ACADIAN KELP LP
By: Acadian KELP GP LLC

By:	/s/ Ross Dowd
Name: Ross Dowd
Title: Chief Executive Officer